CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated November 20, 2008, accompanying the financial statements of Investment Grade Municipal Trust, Series 63, Insured Municipals Income Trust, Laddered Series 18 and Florida Insured Municipals Income Trust, Series 170 (included in Van Kampen Unit Trusts, Municipal Series
617) as of July 31, 2008, and for the period from August 14, 2006 (date of deposit) through July 31, 2007 and for the year ended and the financial highlights for the period from August 14, 2006 (date of deposit) through July 31, 2007 and for the year ended July 31, 2008, contained in this Post-Effective Amendment No. 2 to Form S-6 (File No. 333-134842) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

GRANT THORNTON LLP

New York, New York
November 20, 2008